EXHIBIT 99.1
EPR PROPERTIES REPORTS FIRST QUARTER RESULTS

Kansas City, MO, April 30, 2013 -- EPR Properties (NYSE:EPR) today announced operating results for the first quarter ended March 31, 2013.

Total revenue was $83.4 million for the first quarter of 2013, representing a 9% increase from $76.8 million for the same quarter in 2012. Net income available to common shareholders was $35.3 million, or $0.75 per diluted common share, for the first quarter of 2013 compared to $15.4 million, or $0.33 per diluted common share, for the same quarter in 2012. Funds From Operations (FFO) for the first quarter of 2013 was $48.3 million, or $1.03 per diluted common share, compared to $40.3 million, or $0.86 per diluted common share, for the same period in 2012. FFO as adjusted for the first quarter of 2013 was $44.1 million, or $0.94 per diluted common share, compared to $40.4 million, or $0.86 per diluted common share, for the same period in 2012, an increase of 9% per share.

David Brain, President and CEO, commented, "I am pleased to report that we have continued our positive forward momentum with a strong start to 2013, realizing 9% year over year growth in FFO as adjusted. We made ongoing progress in the expansion of each of our primary investment segments, investing in new assets with strong fundamentals. While we are seeing some quarterly variability in the timing of our capital spend, we believe we have ample current investment commitments and opportunities in our pipeline to meet our annual guidance.”

A reconciliation of FFO to FFO as adjusted follows (unaudited, dollars in thousands, except per share amounts):

	Three Months Ended March 31,
	2013		2012
	Amount	FFO/share	Amount	FFO/share

FFO	$48,314	$1.03	$40,270	$0.86
Transaction costs	318	0.01	158	—
Gain on early extinguishment of debt	(4,539)	(0.10)	—	—
FFO as adjusted	$44,093	$0.94	$40,428	$0.86

Dividends declared per common share		$0.79		$0.75
FFO as adjusted payout ratio		84%		87%

Portfolio Update

As of March 31, 2013, the Company's portfolio of entertainment properties consisted of 10.7 million square feet and was 99% leased, including 113 megaplex theatres that were 100% leased. The Company's portfolio of education properties consisted of 2.4 million square feet, including 38 public charter schools, and was 100% leased. The Company's portfolio of recreation properties was 100% leased. The Company's overall portfolio consisted of 13.7 million square feet and was 98% leased.

As of March 31, 2013, the Company's real estate mortgage loan portfolio had a carrying value of $468.6 million and included financing provided for entertainment, education and recreation properties. Additionally, the Company had $38.4 million in property under development and $197.7 million in land held for development.

Investment Update

The Company's investment spending in the first quarter of 2013 totaled approximately $38.7 million, and included investments in each of its four operating segments.

Entertainment investment spending in the first quarter of 2013 totaled $14.7 million, and related primarily to investments in build-to-suit construction of six megaplex theatres and one family entertainment center that are subject to long-term triple net leases or long-term mortgage agreements.

Education investment spending in the first quarter of 2013 totaled $15.1 million, and related to investments in build-to-suit construction of five public charter schools and an acquisition of an early childhood education center located in Peoria, Arizona, that are subject to long-term triple net leases or long-term mortgage agreements. The new early childhood education center represents an extension of the Company's Education segment.

Recreation investment spending in the first quarter of 2013 totaled $7.4 million, and related to fundings under the Company's mortgage notes for improvements at existing ski and waterpark properties. In addition, the Company's recreation investment spending related to build-to-suit construction of three TopGolf golf entertainment facilities as well as funding improvements at the Company's ski property located in Maryland.

Other investment spending in the first quarter of 2013 totaled $1.5 million and related to the land held for development in Sullivan County, New York.

In addition to the first quarter investment spending, the Company expects to spend approximately $250.0 million related to existing commitments and previously approved investments over the remainder of 2013. Beyond these transactions, the Company has a significant investment pipeline and expects to complete its 2013 investment spending plan totaling $300.0 million to $350.0 million.

Progress on Vineyard and Winery Sales

The Company continues to make progress toward selling its remaining vineyard and winery investments. During the first quarter of 2013, the Company sold a winery and a portion of related vineyards located in Sonoma County, California, for proceeds of $24.1 million and recognized a gain of $0.6 million.

Balance Sheet Update

The Company's balance sheet remains strong with a debt to gross assets ratio (defined as total long-term debt to total assets plus accumulated depreciation) of 41% at March 31, 2013. The Company had $11.8 million of unrestricted cash on hand and $59.0 million of debt outstanding under its $400.0 million unsecured revolving credit facility at March 31, 2013.

During the first quarter of 2013, the Company completed a discounted payoff prior to maturity of one if its loan agreements secured by a theatre property. The Company made a cash payment of $9.7 million in full satisfaction of the loan and recorded a gain on early extinguishment of debt of $4.5 million.

Additionally during the first quarter of 2013, the Company added to its unsecured term loan facility that matures on January 5, 2017, increasing the size of the facility from $240.0 million to $255.0 million. The additional $15.0 million bears interest based on a grid related to the Company's senior unsecured credit ratings, which at closing was LIBOR plus 175 basis points.

Dividend Information

The Company previously announced that it will begin paying a monthly common share cash dividend beginning in the second quarter of 2013, with the first monthly dividend payable on May 15, 2013 to shareholders of record as of April 30, 2013. This dividend represents an annualized dividend of $3.16 per common share, a 5.3% increase over the prior year.

On February 26, 2013, the Company declared a regular quarterly cash dividend of $0.79 per common share, which was paid on April 15, 2013 to common shareholders of record on March 28, 2013. The Company also declared and paid first quarter cash dividends of $0.359375 per share on its 5.75% Series C cumulative convertible preferred shares, $0.5625 per share on its 9.00% Series E cumulative convertible preferred shares and $0.4140625 per share on its 6.625% Series F cumulative redeemable preferred shares.

Guidance Confirmation

The Company is maintaining its previously announced 2013 guidance for investment spending of $300.0 million to $350.0 million and FFO as adjusted per share of $3.79 to $3.94.

Quarterly Supplemental

The Company's supplemental information package for the first quarter ended March 31, 2013 is available on the Company's website at www.eprkc.com.

EPR Properties
Consolidated Statements of Income
(Unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2013	2012
Rental revenue	$60,787	$57,258
Tenant reimbursements	4,744	4,822
Other income	24	25
Mortgage and other financing income	17,795	14,674
Total revenue	83,350	76,779
Property operating expense	7,005	6,374
Other expense	194	350
General and administrative expense	6,652	6,467
Gain on early extinguishment of debt	(4,539)	—
Interest expense, net	19,989	18,141
Transaction costs	318	158
Impairment charges	—	3,998
Depreciation and amortization	13,438	11,740
Income before equity in income from joint ventures and discontinued operations	40,293	29,551
Equity in income from joint ventures	351	47
Income from continuing operations	$40,644	$29,598
Discontinued operations:
Income (loss) from discontinued operations	(3)	355
Impairment charges	—	(8,845)
Gain on sale or acquisition of real estate	565	282
Net income	41,206	21,390
Add: Net income attributable to noncontrolling interests	—	(18)
Net income attributable to EPR Properties	41,206	21,372
Preferred dividend requirements	(5,952)	(6,001)
Net income available to common shareholders of EPR Properties	$35,254	$15,371
Per share data attributable to EPR Properties common shareholders:
Basic earnings per share data:
Income from continuing operations	$0.74	$0.51
Income (loss) from discontinued operations	0.01	(0.18)
Net income available to common shareholders	$0.75	$0.33
Diluted earnings per share data:
Income from continuing operations	$0.74	$0.50
Income (loss) from discontinued operations	0.01	(0.17)
Net income available to common shareholders	$0.75	$0.33
Shares used for computation (in thousands):
Basic	46,854	46,677
Diluted	47,047	46,945

EPR Properties
Reconciliation of Net Income Available to Common Shareholders
to Funds From Operations (FFO) (A)
(Unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2013	2012
FFO:
Net income available to common shareholders of EPR Properties	$35,254	$15,371
Gain on sale or acquisition of property	(565)	(282)
Real estate depreciation and amortization	13,468	12,197
Allocated share of joint venture depreciation	157	141
Impairment charges	—	12,843
FFO available to common shareholders of EPR Properties	$48,314	$40,270

FFO per common share attributable to EPR Properties:
Basic	$1.03	$0.86
Diluted	1.03	0.86
Shares used for computation (in thousands):
Basic	46,854	46,677
Diluted	47,047	46,945
Other financial information:
Straight-lined rental revenue	$1,214	$801
Dividends per common share	$0.79	$0.75

(A)
The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP and management provides FFO herein because it believes this information is useful to investors in this regard. FFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. Pursuant to the definition of FFO by the Board of Governors of NAREIT, we calculate FFO as net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from sales or acquisitions of depreciable operating properties and impairment losses of depreciable real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. We have calculated FFO for all periods presented in accordance with this definition. FFO is a non-GAAP financial measure. FFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of our operations or our cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO the same way so comparisons with other REITs may not be meaningful. In addition to FFO, we present FFO as adjusted. Management believes it is useful to provide it here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. FFO as adjusted is FFO plus charges for loan losses, costs (gain) associated with loan refinancing or payoff, net, preferred share redemption costs and transaction costs, less gain on early extinguishment of debt. FFO as adjusted is a non-GAAP financial measure. FFO as adjusted does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations, cash flows or liquidity as defined by GAAP.

The additional 1.9 million common shares that would result from the conversion of the Company's 5.75% Series C cumulative convertible preferred shares and the additional 1.6 million common shares that would result from the conversion of the Company's 9.00% Series E cumulative convertible preferred shares and the corresponding add-

back of the preferred dividends declared on those shares are not included in the calculation of diluted earnings per share and FFO per share for the three months ended March 31, 2013 and 2012 because the effect is not-dilutive.

EPR Properties
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	March 31, 2013	December 31, 2012
Assets	(unaudited)
Rental properties, net of accumulated depreciation of $383,332 and $375,684 at March 31, 2013 and December 31, 2012, respectively	$1,858,204	$1,885,093
Rental properties held for sale, net	2,788	2,788
Land held for development	197,740	196,177
Property under development	38,369	29,376
Mortgage notes and related accrued interest receivable	468,557	455,752
Investment in a direct financing lease, net	235,302	234,089
Investment in joint ventures	12,287	11,971
Cash and cash equivalents	11,763	10,664
Restricted cash	32,614	23,991
Deferred financing costs, net	18,708	19,679
Accounts receivable, net	38,246	38,738
Other assets	37,214	38,412
Total assets	$2,951,792	$2,946,730
Liabilities and Equity
Accounts payable and accrued liabilities	$47,798	$65,481
Dividends payable	43,113	41,186
Unearned rents and interest	19,984	11,333
Long-term debt	1,383,392	1,368,832
Total liabilities	1,494,287	1,486,832
EPR Properties shareholders’ equity	1,457,128	1,459,521
Noncontrolling interests	377	377
Equity	1,457,505	1,459,898
Total liabilities and equity	$2,951,792	$2,946,730

About EPR Properties
EPR Properties is a specialty real estate investment trust (REIT) that invests in properties in select market segments which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total investments exceed $3.2 billion and our primary investment segments are Entertainment, Recreation and Education. We adhere to rigorous underwriting and investing criteria centered on key industry and property level cash flow standards. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields. Further information is available at www.eprkc.com or from Brian Moriarty at 888-EPR-REIT.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to our acquisition or disposition of properties, our capital resources, future expenditures for development projects, and our results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “expects,” “pipeline,” “anticipates,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. While references to commitments for investment spending are based on present commitments and agreements of the Company, we cannot provide assurance that these transactions will be completed on satisfactory terms. In addition, references to our budgeted amounts and guidance are forward-looking statements.  Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.